Essex Property Trust to Present at the 2022 Bank of America Global Real Estate Conference

San Mateo, California – September 12, 2022 – Essex Property Trust, Inc. (NYSE:ESS) announced today that the Essex Executive Team will participate in a roundtable presentation at the Bank of America Global Real Estate Conference on Wednesday, September 14, 2022, at 1:25 p.m. Eastern Time. To listen to the presentation please visit the webcast link on the Investors section of the Company’s website at www.essex.com. An archive of the webcast will be available for ninety days following the event.

Additionally, the Company has published an updated September 2022 Investor Presentation which can be accessed on the Investors section of the Company’s website at www.essex.com.

About Essex Property Trust, Inc.
Essex Property Trust, Inc., an S&P 500 company, is a fully integrated real estate investment trust (REIT) that acquires, develops, redevelops, and manages multifamily residential properties in selected West Coast markets. Essex currently has ownership interests in 253 apartment communities comprising approximately 62,000 apartment homes with an additional property in active development. Additional information about the Company can be found on the Company’s website at www.essex.com.

Contact Information
Rylan Burns
Group VP of Private Equity & Finance
(650) 655-7800
rburns@essex.com

1100 Park Place Suite 200 San Mateo California 94403 telephone 650 655 7800 facsimile 650 655 7810
www.essex.com